United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 6, 2020

Communications Systems, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)
001-31588		41-0957999
(Commission File Number)		(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN		55343
(Address of Principal Executive Offices)		(Zip Code)

952- 996-1674
Registrant’s Telephone Number, Including Area Code

Securities Registered Pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	JCS	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2020 Executive Officer Base Salaries

The Compensation Committee and the Board of Directors of Communications Systems, Inc. (“the Company”) approved adjustments to annual base salaries for the following executive officers (who are expected to be among the Company’s three highest paid executives in 2020) in the amounts respectively indicated effective January 1, 2020:

Executive Officer and Title	2020 Base Salary	% increase over 2019

Roger H. D. Lacey Chairman and CEO	$120,000	20%
Mark D. Fandrich Chief Financial Officer and Chief Operating Officer	$265,860	5%
Scott Fluegge President & General Manager, JDL Technologies, Inc.	$225,363	3%

Grant of 2020 Awards Under the Annual Bonus Plan

On May 6, 2020, pursuant to the Company’s Annual Bonus Plan (“2020 Bonus Plan”), the Compensation Committee determined, and the Company’s Board ratified and approved, awards to the three executive officers listed in the table below (the “Named Executive Officers”) representing the opportunity to earn cash bonuses based on 2020 financial performance.

The Compensation Committee has set annual “minimum,” “target” and “maximum” performance goals under the 2020 Bonus Plan for the Company and for the Company’ JDL Technologies, Inc. business. The CEO (Lacey and CFO (Fandrich) will earn their bonus based on overall company performance. The Named Executive that leads a business unit (Fluegge) has the opportunity to earn a bonus based on achievement of goals determined for the JDL business. Any bonuses earned will be paid out approximately 75 days after year end

The target and maximum bonus each Named Executive Officer may potentially earn under the 2020 Bonus Plan is based upon a percentage of his base salary.  Under the 2020 Bonus Plan, in general, the maximum bonus that may be paid to any Named Executive Officer may not exceed approximately 150% of the bonus opportunity at target even if financial performance exceeds the maximum goal.

Named Executives Officers must be employed by the Company as of the end of the year to receive payout of any bonus earned for that period, unless termination of employment is due to death, disability or follows a change of control. The Compensation Committee must approve bonuses paid to the Named Executive Officers before payment.

The following table shows potential bonus amounts as a percentage of salary that may be earned by the Named Executive Officer for performance under the 2020 Bonus Plan upon achievement of their respective performance goals at target and maximum levels of performance. Under the 2020 Bonus Plan, achievement in relation to performance goals below the target level will result in a decreasing bonus, and if achievement fails to meet the minimum performance goals, the Named Executive will not be entitled to any bonus.

Executive Officer Name & Title	Cash Bonus Payable if Target Goals Achieved	Cash Bonus Payable if Maximum Goals Achieved

Roger H. D. Lacey Chairman and CEO	$78,000	$117,000
Mark D. Fandrich Chief Financial Officer and Chief Operating Officer	$132,930	$199,395
Scott Fluegge President & General Manager JDL Technologies, Inc.	$78,877	$118,315

Grant of Awards under the Long Term Incentive Plan

On May 6, 2020, the Company’s Compensation Committee determined, and the Company’s Board ratified and approved, the overall design and other features of the Company’s long-term incentive compensation awards for 2020.

Given the continuing uncertainty about the effect the COVID-19 pandemic will have on the Company’s 2020-2022, the Company used a combination of time-vesting (i) restricted stock units, (ii) stock options and (iii) cash awards rather than the traditional rather than the performance stock units (“PSUs”) the Company used for the three-year plans beginning in 2016, 2017 and 2018, which were based primarily on the operating results of the Company’s operating subsidiaries. The 2020-2022 LTIP is focused retaining key employees and taking advantage of strategic opportunities that may present themselves.

Each Named Executive Officer received (i) 50% of the dollar value of his Total Opportunity as an award of RSUs (determined as set forth below), (ii) 25% of the dollar value of his Total Opportunity as an award of stock options (determined as set forth below) and (iii) 25% of his or her Target Opportunity as a Deferred Cash Award (as defined below).

The number of RSUs awarded to each individual was determined by (i) calculating the average price of the Company’s common stock over the 20 business-day-period beginning April 8, 2020 and ending May 6, 2020 (the “Average Price”) and (ii) dividing the dollar value of that person’s respective Total Opportunity or Target Opportunity that is allocated to the RSU award by the Average Price. The RSUs awarded under this plan will vest in one-third increments on the first, second and third anniversaries of May 6, 2020. The RSUs will earn and accrue the equivalent of the amounts paid in cash dividends to the Company’s shareholders from and after the effective date of the RSU award that will be payable when the RSUs vest.

The number of stock options awarded to each eligible individual was determined by dividing the dollar value of that person’s Total Opportunity that is allocated to the stock option award by $1.76, based on the current Black Scholes valuation model. These stock options were granted as of May 6, 2020, with the exercise price of the stock options equal be the closing price of the Company’s stock on May 6, 2020. The options will vest in 25% increments on the first, second, third and fourth anniversaries of May 6, 2020 and expire May 6, 2027. The number of stock options awarded to each eligible individual was determined by dividing the dollar value of such person’s Total Opportunity that is allocated to the stock option award by $1.76, based on the current Black Scholes valuation model.

Each Deferred Cash Award is an “Other Award” under Section 7.7 of the 2011 Executive Incentive Compensation Plan. Deferred Cash Awards will vest in full on May 6, 2022 and amounts payable under the Deferred Cash Awards will be paid immediately on or immediately after May 6, 2022

The following table shows the dollar value of the LTIC Performance Award to each of the Named Executives that could result in the issuance of shares of Company common stock and payment of cash after the end of the 2020-2022.

The Committee first determined that the following NEOs would be awarded the total opportunities for long term executive compensation as a percentage of their respective base compensation as follows:

		Long Term Opportunity in Dollars(1)		Allocation of Long Term Opportunity in Dollars to Restricted Stock Units and Stock Options
	2020 Base Salary	% Base Salary	Grant Date Dollar Value	Value of LTI Opportunity Allocated to Restricted Stock Units	Shares Covered by Restricted Stock Units(2)	Value of LTI Opportunity Allocated to Stock Options	Shares Covered by Option Grant(3)	Value of LTI Opportunity Allocated to Cash
Mr. Lacey	$120,000	206%	$247,500	$123,750	23,798	$61,875	35,095	$61,875
Mr. Fandrich	$265,860	50%	$132,930	$66,465	12,782	$33,233	18,849	$33,233
Mr. Fluegge	$225,363	40%	$90,145	$45,073	8,668	$22,536	12,782	$22,536

___________________________

(1)     Allocated 75% to LTI Awards and 25% to Stock Options as presented, respectively, in the last five columns.

(2)     The number of RSUs was determined by dividing the dollar value of the LTI Opportunity Allocated to Restricted Stock Units by the 20 business day average price of the Company’s stock beginning 20 business-day-period beginning April 8, 2020 and ending May 6, 2020 These vest over a three-year period.

(3)     We determined the number of shares covered by Stock Options granted to each Named Executive Officer in 2020 by dividing of the dollar value of the LTI Opportunity Allocated to Stock Options for each executive as discussed above by a Black-Scholes value of $1.76. The exercise price of each option is $5.39 (the closing market price on May 6, 2020) and, each option vests 25% each year beginning May 6, 2021 and expires May 6, 2027.

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNICATIONS SYSTEMS, INC.

By: /s/ Mark D. Fandrich

Mark D. Fandrich, Chief Financial Officer

Date: May 12, 2020